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EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 18, 1999 into PolyVision Corporation's previously filed Registration Statements on Forms S-8 (File Nos. 333-03897, 333-62649 and 333-62651).


Arthur Andersen LLP

Atlanta, Georgia
March 25, 1999